Exhibit 4.11

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2021, Stifel Financial Corp. (the “Company,” “we,” “us” or “our”) had five classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) our common stock, par value $0.15 per share (“Common Stock”); (2) Depositary Shares, each representing 1/1000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series B (“Series B Preferred Stock”); (3) Depositary Shares, each representing 1/1000th interest in a share of 6.125% Non-Cumulative Preferred Stock, Series C (“Series C Preferred Stock”); (4) Depositary Shares, each representing 1/1000th interest in a share of 4.50% Non-Cumulative Preferred Stock, Series D (“Series D Preferred Stock”); and (5) 5.20% Senior Notes due 2047 (the “2047 Notes”).

The following description is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to (i) our Restated Certificate of Incorporation, as amended by the Certificate of Amendment to Restated Certificate of Incorporation, the Second Amendment to the Restated Certificate of Incorporation, the Certificate of Designations of 6.25% non-Cumulative Preferred Stock, Series B, the Certificate of Designations of 6.125% non-Cumulative Preferred Stock, Series C, and the Certificate of Designations of 4.50% Non-Cumulative Preferred Stock, Series D; (as so amended, the “Certificate of Incorporation”); (ii) our Amended and Restated By-laws (the “By-laws”); (iii) the Deposit Agreement dated February 28, 2019, among the Company and Trust Company, N.A. and Computershare Inc. (collectively “Computershare” or the “depositary”), with respect to the Series B Preferred Stock (the “Series B Deposit Agreement”); (iv) the Deposit Agreement dated May 19, 2020, among the Company and Computershare with respect to the Series C Preferred Stock (the “Series C Deposit Agreement”); (v) the Deposit Agreement dated July 22, 2022, among the Company and Computershare with respect to the Series D Preferred Stock (the “Series D Deposit Agreement” and, together with the Series B Deposit Agreement and the Series C Deposit Agreement, the “Deposit Agreements”); and (vi) a fifth supplemental indenture, dated as of October 4, 2017 (the “Fifth Supplemental Indenture”), to the indenture, dated as of January 23, 2012 (the “Base Indenture” and, together with the Fifth Supplemental Indenture, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”); each of which documents referred to in (i)-(vi) in this paragraph are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.7 is a part). We encourage you to read our Certificate of Incorporation, our By-laws, the Deposit Agreements, our Indenture and the applicable provisions of the Delaware General Corporation Law (“DGCL”) for additional information.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 194,000,000 shares of common stock, $0.15 par value per share, and 3,000,000 shares of preferred stock, $1.00 par value per share, of which 6,900 shares have been designated as Series B Preferred Stock, 9,000 shares have been designated as Series C Preferred Stock and 12,000 shares have been designated as Series D Preferred Stock. As of December 31, 2021, there were 111,661,763 shares of our common stock issued and outstanding, 6,400 shares of our Series B Preferred Stock outstanding, 9,000 shares of our Series C Preferred Stock outstanding and 12,000 shares of our Series D Preferred Stock outstanding.

Common Stock

Voting Rights. Each share of common stock is entitled to one vote per share, and, in general, a majority of shares present and entitled to vote with respect to a matter is sufficient to authorize action upon routine matters. In uncontested elections, a nominee for director will be elected to the board of directors if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “withhold” against that nominee’s election. The voting standard for directors in a contested election is a plurality of the votes cast at the meeting. Stockholders do not have the right to cumulate their votes in the election of directors. For that reason, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. In general, however, amendments to the certificate of incorporation, a merger or dissolution, or the sale of all or substantially all of our assets must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding voting shares and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote on the matter as a class.

Dividend Rights. Holders of our common stock will be entitled to receive the dividends or distributions that our board of directors may declare out of funds legally available for these payments. The payment of distributions by us is subject to the restrictions of Delaware law applicable to the declaration of distributions by a corporation. Under Delaware law, a corporation may not pay a dividend out of net profits if the capital stock of the corporation is less than the stated amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of the corporation’s assets. In addition, the payment of distributions to stockholders is subject to any prior rights of outstanding preferred stock.

As a bank holding company, the ability of Stifel Bank & Trust and Stifel Bank to declare and pay dividends is subject to the oversight of the Federal Reserve Board. The ability of Stifel Bank & Trust and Stifel Bank, as well as us, to pay dividends in the future is currently, and could be further, influenced by bank regulatory requirements and capital guidelines. For example, under the Dodd-Frank Act and long-standing Federal Reserve policy, including guidance provided by the Federal Reserve, bank holding companies, such as us, are required to act as a source of financial strength to their subsidiary banks.

Liquidation Rights. In the event of liquidation, holders of common stock will receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of any of our preferred stock then outstanding.

No Preemptive or Conversion Rights. Our common stock does not entitle its holders to any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Listing. Our common stock currently trades on the New York Stock Exchange (“NYSE”) and the Chicago Stock Exchange under the symbol “SF.”

Preferred Stock

The Company’s board of directors is authorized to issue up to 3,000,000 shares of preferred stock in one or more series, to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, conversion rights, voting rights, and whether the preferred stock can be issued as a share dividend with respect to another class or series of shares, all without any vote or other action on the part of stockholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our board of directors. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

Series B Preferred

As of December 31, 2021, we have authorized for issuance 6,900 shares of Series B Preferred Stock, with a liquidation preference of $25,000 per share. As of December 31, 2021, we have outstanding 6,400 shares of Series B Preferred Stock with a cumulative liquidation preference of $160.0 million.

The depositary is the sole holder of the Series B Preferred Stock, as described below under the section entitled “—Description of Depositary Shares,” and all references herein to the holders of the Series B Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series B Preferred Stock, as described below under “—Description of Depositary Shares.”

Shares of the Series B Preferred Stock rank senior to our common stock, equally with shares of our Series C Preferred Stock and Series D Preferred Stock, and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series B

Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Voting Rights. Except as provided below, the holders of the Series B Preferred Stock have no voting rights.

So long as any shares of Series B Preferred Stock remain outstanding, the vote or consent of the holders of at least 66-2/3% of the shares of Series B Preferred Stock and all other series of voting preferred stock entitled to vote thereon (which shall include the Series C Preferred Stock and the Series D Preferred Stock), voting together as a single class, shall be necessary to (1) amend or alter the provisions of our restated certificate of incorporation or the certificate of designations of the Series B Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding-up of the Company; (2) amend, alter or repeal the provisions of our restated certificate of incorporation or the certificate of designations of the Series B Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole; or (3) consummate a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of the Company with another corporation or other entity, unless in each case (i) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole; provided, however, that any creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock.

Dividend Rights. Holders of Series B Preferred Stock are entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board of directors, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share from the date of issuance at a rate per annum equal to 6.25%. In addition, under the Federal Reserve Board’s risk-based capital rules related to additional tier 1 capital instruments, dividends on the Preferred Stock may only be paid out of our net income, retained earnings, or surplus related to other additional tier 1 capital instruments.

Whenever dividends on any shares of the Series B Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series B Preferred Stock (which shall include the Series C Preferred Stock and the Series D Preferred Stock) as to payment of dividends and in the distribution of assets of any liquidation, dissolution or winding up of the Corporation shall have not been declared and paid for an amount equal to six or more quarterly dividend payments or their equivalent, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series B Preferred Stock, together with the holders of all other affected classes and series of voting preferred stock (which shall include the Series C Preferred Stock and the Series D Preferred Stock), voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series B Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four quarterly dividend periods or their equivalent.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series B Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of our other shares of stock ranking junior as to such a distribution to the shares of Series B Preferred Stock, and subject to the rights of the holders of any class or series of parity stock upon liquidation (including the Series C Preferred Stock and the Series D Preferred Stock), a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series B Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of Series B Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series B Preferred Stock (including the Series C Preferred Stock and the Series D Preferred Stock), the amounts paid to the holders of Series B Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Series B Preferred Stock and any other shares of our stock ranking equally as to the liquidation distribution, the holders of our other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this section, our consolidation or merger with one or more other entities, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities or property for the shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property, shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Because we are a holding company, our rights and the rights of our creditors and stockholders, including the holders of the Series B Preferred Stock, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary. In addition, holders of the Series B Preferred Stock may be fully subordinated to interests held by the U.S. Government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Redemption Rights. The Series B Preferred Stock is not redeemable prior to March 15, 2024 (except for redemption in whole, but not in part, upon the occurrence of certain regulatory capital treatment events). On and after that date, the Series B Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

We will not exercise our option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we will redeem the Series B Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element (for example, common stock or another series of noncumulative perpetual preferred stock).

No Preemptive or Conversion Rights. The shares of Series B Preferred Stock are not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of ours to redeem or repurchase the Series B Preferred Stock.

Series C Preferred

As of December 31, 2021, we have authorized for issuance 9,000 shares of Series C Preferred Stock, with a liquidation preference of $25,000 per share. As of December 31, 2021, we have outstanding 9,000 shares of Series C Preferred Stock with a cumulative liquidation preference of $225.0 million.

The depositary is the sole holder of the Series C Preferred Stock, as described below under the section entitled “—Description of Depositary Shares,” and all references herein to the holders of the Series C Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series C Preferred Stock, as described below under “—Description of Depositary Shares.”

Shares of the Series C Preferred Stock rank senior to our common stock, equally with shares of our Series B Preferred Stock and Series D Preferred Stock, and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series C Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Voting Rights. Except as provided below, the holders of the Series C Preferred Stock have no voting rights.

So long as any shares of Series C Preferred Stock remain outstanding, the vote or consent of the holders of at least 66-2/3% of the shares of Series C Preferred Stock and all other series of voting preferred stock entitled to vote thereon (which shall include the Series B Preferred Stock and the Series D Preferred Stock), voting together as a single class, shall be necessary to (1) amend or alter the provisions of our restated certificate of incorporation or the certificate of designations of the Series C Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series C Preferred Stock with respect to payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding-up of the Company; (2) amend, alter or repeal the provisions of our restated certificate of incorporation or the certificate of designations of the Series C Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole; or (3) consummate a binding share exchange or reclassification involving the Series C Preferred Stock or a merger or consolidation of the Company with another corporation or other entity, unless in each case (i) the shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole; provided, however, that any creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock.

Dividend Rights. Holders of Series C Preferred Stock are entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board of directors, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share from the date of issuance at a rate per annum equal to 6.125%. In addition, under the Federal Reserve Board’s risk-based capital rules related to additional tier 1 capital instruments, dividends on the Preferred Stock may only be paid out of our net income, retained earnings, or surplus related to other additional tier 1 capital instruments.

Whenever dividends on any shares of the Series C Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock (which shall include the Series B Preferred Stock and the Series D Preferred Stock) as to payment of dividends and in the distribution of assets of any liquidation, dissolution or winding up of the Corporation shall have not been declared and paid for an amount equal to six or more quarterly dividend payments or their equivalent, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series C Preferred Stock, together with the holders of all other affected classes and series of voting preferred stock (which shall include the Series B Preferred Stock and the Series D Preferred Stock), voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series C Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four quarterly dividend periods or their equivalent.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series C Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of our other shares of stock ranking junior as to such a distribution to the shares of Series C Preferred Stock, and subject to the rights of the holders of any class or series of parity stock upon liquidation (including the Series B Preferred Stock and the Series D Preferred Stock), a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of Series C Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series C Preferred Stock (including the Series B Preferred Stock and the Series D Preferred Stock), the amounts paid to the holders of Series C Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Series C Preferred Stock and any other shares of our stock ranking equally as to the liquidation distribution, the holders of our other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this section, our consolidation or merger with one or more other entities, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for the shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property, shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Because we are a holding company, our rights and the rights of our creditors and stockholders, including the holders of the Series C Preferred Stock, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary. In addition, holders of the Series C Preferred Stock may be fully subordinated to interests held by the U.S. Government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Redemption Rights. The Series C Preferred Stock is not redeemable prior to June 15, 2025 (except for redemption in whole, but not in part, upon the occurrence of certain regulatory capital treatment events). On and after that date, the Series C Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

We will not exercise our option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we will redeem the Series C Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element (for example, common stock or another series of noncumulative perpetual preferred stock).

No Preemptive or Conversion Rights. The shares of Series C Preferred Stock are not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of ours to redeem or repurchase the Series C Preferred Stock.

Series D Preferred

As of December 31, 2021, we have authorized for issuance 12,000 shares of Series D Preferred Stock, with a liquidation preference of $25,000 per share. As of December 31, 2021, we have outstanding 12,000 shares of Series D Preferred Stock with a cumulative liquidation preference of $300.0 million.

The depositary is the sole holder of the Series D Preferred Stock, as described below under “—Description of Depositary Shares,” and all references herein to the holders of the Series D Preferred Stock mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series D Preferred Stock, as described below under “—Description of Depositary Shares.”

Shares of the Series D Preferred Stock rank senior to our common stock, equally with shares of our Series B Preferred Stock and Series C Preferred Stock, and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series D Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Voting Rights. Except as provided below, the holders of the Series D Preferred Stock have no voting rights.

So long as any shares of Series D Preferred Stock remain outstanding, the vote or consent of the holders of at least 66-2/3% of the shares of Series D Preferred Stock and all other series of voting preferred stock entitled to vote thereon (which shall include the Series B Preferred Stock and the Series C Preferred Stock), voting together as a single class, shall be necessary to (1) amend or alter the provisions of our Certificate of Incorporation or the certificate of designations of the Series D Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series D Preferred Stock with respect to payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding-up of the Company; (2) amend, alter or repeal the provisions of our Certificate of Incorporation or the certificate of designations of the Series D Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series D Preferred Stock, taken as a whole; or (3) consummate a binding share exchange or reclassification involving the Series D Preferred Stock or a merger or consolidation of the Company with another corporation or other entity, unless in each case (i) the shares of Series D Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series D Preferred Stock, taken as a whole; provided, however, that any creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock.

Dividend Rights. Holders of Series D Preferred Stock are entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board of directors, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends. These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share from the date of issuance at a rate per annum equal to 4.50%. In addition, under the Federal Reserve Board’s risk-based capital rules related to additional tier 1 capital instruments, dividends on the Series D Preferred Stock may only be paid out of our net income, retained earnings, or surplus related to other additional tier 1 capital instruments.

Whenever dividends on any shares of the Series D Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock (which shall include the Series B Preferred Stock and the Series C Preferred Stock) as to payment of dividends and in the distribution of assets of any liquidation, dissolution or winding up of the Corporation shall have not been declared and paid for an amount equal to six or more quarterly dividend payments or their equivalent, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series D Preferred Stock, together with the holders of all other affected classes and series of voting preferred stock (which shall include the Series B Preferred Stock and the Series C Preferred Stock), voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series D Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four quarterly dividend periods or their equivalent.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series D Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of our other shares of stock ranking junior as to such a distribution to the shares of Series D Preferred Stock, and subject to the rights of the holders of any class or series of parity stock upon liquidation (including the Series B Preferred Stock and the Series C Preferred Stock), a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series D Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of Series D Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series D Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock), the amounts paid to the holders of Series D Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Series D Preferred Stock and any other shares of our stock ranking equally as to the liquidation distribution, the holders of our other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this section, our consolidation or merger with one or more other entities, including a merger or consolidation in which the holders of Series D Preferred Stock receive cash, securities or property for the shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property, shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Because we are a holding company, our rights and the rights of our creditors and stockholders, including the holders of the Series D Preferred Stock, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary. In addition, holders of the Series D Preferred Stock may be fully subordinated to interests held by the U.S. Government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Redemption Rights. The Series D Preferred Stock is not redeemable prior to August 15, 2026 (except for redemption in whole, but not in part, upon the occurrence of certain regulatory capital treatment events). On and after that date, the Series D Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

We will not exercise our option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we will redeem the Series D Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element (for example, common stock or another series of noncumulative perpetual preferred stock).

No Preemptive or Conversion Rights. The shares of Series D Preferred Stock are not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series D Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of ours to redeem or repurchase the Series D Preferred Stock.

Description of Depositary Shares

In this “Description of Depositary Shares,” references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company (“DTC”).

This section summarizes specific terms and provisions of the depositary shares relating to the Company’s outstanding series of preferred stock, its Series B Preferred Stock, Series D Preferred Stock and Series D Preferred Stock. As described above, all of the Company’s outstanding series of preferred stock were offered as fractional interests in such shares of preferred stock in the form of depositary shares. Each depositary share represents a 1/1000th ownership interest in a share of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, and is evidenced by a depositary receipt. The shares of Series B Preferred Stock represented by depositary shares have been deposited under the Series B Deposit Agreement among the Company and Computershare, as the depositary, the shares of Series C Preferred Stock represented by depositary shares have been deposited under the Series C Deposit Agreement among the Company and Computershare, as the depositary, and the shares of Series D Preferred Stock represented by depositary shares have been deposited under the Series D Deposit Agreement among the Company and Computershare, as the depositary. Subject to the terms of the Deposit Agreements, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreements at any time and from time to time by agreement with Computershare. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least two-thirds of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares to receive shares of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

Either Deposit Agreement may be terminated if:

•
all outstanding depositary shares have been redeemed;
•
a final distribution in respect of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the Company;
•
consent of the holders of at least two-thirds of the depositary shares outstanding is obtained; or
•
there is a material breach of the Deposit Agreement by either party which is not cured by the breaching party within a period not to exceed thirty (30) days after written notice.

We may terminate either of the Deposit Agreements at any time, and the depositary will give notice of that termination to the holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, as are represented by those depositary shares.

Dividends and Other Distributions. Each dividend on a depositary share will be in an amount equal to 1/1000th of the dividend declared per share of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, to the record holders of depositary shares relating to the underlying Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares until such taxes or other governmental charges are paid.

Redemption of Depositary Shares. If we redeem the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, held by the depositary. The redemption price per depositary share will be equal to 1/1000th of the redemption price per share payable with respect to the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable (or $25 per depositary share). Whenever we redeem shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, we will redeem depositary shares only in increments of 1,000 shares and any multiple thereof. The depositary will provide notice of redemption to record holders of the depositary shares not less than 25 and not more than 60 days prior to the date fixed for redemption of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, and the related depositary shares.

Voting the Preferred Stock. Because each depositary share represents a 1/1000th interest in a share of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, holders of depositary receipts will be entitled to 1/1000th of a vote per depositary share under those limited circumstances in which holders of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, may instruct the depositary to vote the amount of Series B Preferred

Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, it will vote all depositary shares held by it proportionately with instructions received.

Listing. The depositary shares representing interests in our Series B Preferred Stock are listed on the NYSE under the symbol “SF PRB.” The depositary shares representing interests in our Series C Preferred Stock are listed on the NYSE under the symbol “SF PRC.” The depositary shares representing interests in our Series D Preferred Stock are listed on the NYSE under the symbol “SF PRD.” There is no separate public trading market for the shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock except as represented by the depositary shares.

2047 Notes

On October 4, 2017, the Company issued $200.0 million aggregate principal amount of 2047 Notes in a registered public offering. On October 27, 2017, the Company issued an additional $25.0 million aggregate principal amount of 2047 Notes pursuant to the underwriters’ over-allotment option. The 2047 Notes were issued pursuant to the Fifth Supplemental Indenture to the Base Indenture between the Company and the Trustee.

As of December 31, 2021, there was $225.0 million aggregate principal amount of 2047 Notes outstanding.

Interest and Maturity. The 2047 Notes bear interest at the rate of 5.20% per annum. Interest on the 2047 Notes is payable quarterly in arrears on January 15, April 15, July 15 and October 15, commencing on January 15, 2018. The 2047 Notes will mature on October 15, 2047.

Priority. The 2047 Notes are our general unsecured senior obligations, rank equally in right of payment with all of our existing and future senior unsecured indebtedness and are senior to any other indebtedness expressly made subordinate to the 2047 Notes. The 2047 Notes are effectively junior in right of payment to all of our existing and future secured obligations to the extent of the value of the assets securing such indebtedness. The 2047 Notes are structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries.

Redemption. The Company may, at its option, at any time and from time to time, redeem the 2047 Notes in whole or in part on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the 2047 Notes. The 2047 Notes will be redeemable at a redemption price equal to $25 per 2047 Note to be redeemed, plus accrued and unpaid interest to the date of redemption. On and after any redemption date, interest will cease to accrue on the 2047 Notes called for redemption. Prior to any redemption date, the Company is required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the 2047 Notes to be redeemed on such date. If the Company is redeeming less than all the 2047 Notes, the Trustee under the Indenture must select the 2047 Notes to be redeemed on a pro rata basis or by such method as the Trustee deems fair and appropriate in accordance with the procedures of The Depository Trust Company.

Covenants. Under the Indenture, we are also required to:

•
pay the principal, interest and any premium on the 2047 Notes when due and deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium;
•
provide the Trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the time those reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided, that the filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) will satisfy our obligation to furnish those reports to the Trustee; and

•
maintain our corporate existence and the corporate, partnership, limited liability company or other existence of each of our significant subsidiaries, subject to certain exceptions.

Merger, Consolidation and Sale of Assets. The Indenture generally permits us to consolidate or merge with another entity. The Indenture also permits us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring entity must assume all of our responsibilities and liabilities under the Indenture including the payment of all amounts due on the 2047 Notes and performance of the covenants in the Indenture. However, we will only consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the Indenture. The remaining or acquiring entity will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. Thereafter, the successor entity may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity. When the successor assumes all of our obligations under the Indenture, our obligations under the Indenture will terminate.

Events of Default, Notice and Waiver. The following are events of default under the Indenture for the 2047 Notes:

•
failure by us to pay the principal of, or premium, if any, on any note when due, whether at maturity, upon redemption or otherwise;
•
failure by us to pay an installment of interest on any note when due, if the failure continues for 30 days after the date when due;
•
failure by us to comply with our obligations under“—Merger, Consolidation and Sale of Assets” above;
•
failure by us to comply with any other term, covenant or agreement contained in the 2047 Notes or the Indenture, if the failure is not cured within 90 days after notice to us by the Trustee or to the Trustee and us by holders of at least 25% in aggregate principal amount of the 2047 Notes then outstanding, in accordance with the Indenture;
•
a default by us or any of our subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $25 million or more, or acceleration of our or our subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to us by the Trustee or to us and the Trustee by holders of at least 25% in aggregate principal amount of the 2047 Notes then outstanding, in accordance with the Indenture;
•
failure by us or any of our subsidiaries, within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for us or any of our subsidiaries exceeds $25 million, which are not stayed on appeal;
•
certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of our subsidiaries that in the aggregate would constitute a “significant subsidiary.”

If an event of default, other than an event of default referred to in the last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the Trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the 2047

Notes then outstanding, by notice to us and the Trustee, may declare the principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable.

Notwithstanding the paragraph above, for the first 365 days immediately following an event of default relating to (i) our failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our reporting obligations to the Trustee set forth under the second sub-bullet under the heading “—Covenants” above, the sole remedy for any such event of default shall be the accrual of additional interest on the 2047 Notes at a rate per year equal to (i) 0.25% of the outstanding principal amount of the 2047 Notes for the first 180 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal amount of the 2047 Notes for the next 180 days after the first 180 days following the occurrence of such event of default, in each case, payable quarterly at the same time and in the same manner as regular interest on the 2047 Notes. This additional interest will accrue on all outstanding notes from, and including the date on which such event of default first occurs to, and including, the 365th day thereafter (or such earlier date on which such event of default shall have been cured or waived). In addition to the accrual of such additional interest, on and after the 360th day immediately following an event of default relating to such reporting obligations, either the Trustee or the holders of not less than 25% in aggregate principal amount of the 2047 Notes then outstanding may declare the principal amount of the 2047 Notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable.

If any portion of the amount payable on the 2047 Notes upon acceleration is considered by a court to be unearned interest (through the allocation of a portion of the value of the 2047 Notes to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

After any acceleration of the 2047 Notes, the holders of a majority in aggregate principal amount of the 2047 Notes by written notice to the Trustee, may rescind or annul such acceleration in certain circumstances, if:

•
the rescission would not conflict with any order or decree;
•
all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived; and
•
certain amounts due to the Trustee are paid.

Except as provided in the Indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by notice to the Trustee, waive any past default or event of default and its consequences, other than a default or event of default:

•
in the payment of principal of, or interest or premium, if any, on, any note; or
•
in respect of any provision under the Indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

We will promptly notify the Trustee upon our becoming aware of the occurrence of any default or event of default. In addition, the Indenture requires us to furnish to the Trustee, on an annual basis, an officer’s certificate stating whether we have actual knowledge of any default or event of default by us in performing any of our obligations under such Indenture or the 2047 Notes and describing any such default or event of default. If a default or event of default has occurred and the Trustee has received notice of the default or event of default in accordance with the Indenture, the Trustee must mail to each registered holder of notes a notice of the default or event of default within 30 days after receipt of the notice. However, the Trustee need not mail the notice if the default or event of default:

•
has been cured or waived; or

•
is not in the payment or delivery of any amounts due(including principal or interest) with respect to any note and the Trustee in good faith determines that withholding the notice is in the best interests of the holders.

Limitation on Suits. The Indenture limits the right of holders of the 2047 Notes to institute legal proceedings. No holder will have the right to bring a claim under the Indenture unless:

•
the holder has previously given written notice to the Trustee that an event of default with respect to the 2047 Notes is continuing;
•
the holders of not less than 25% of the aggregate principal amount of the 2047 Notes shall have made a written request to the Trustee to pursue the claim and furnished the Trustee, if requested, security or an indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
•
the Trustee does not comply within 60 days of receipt of the request and the offer of security or indemnity; and
•
during such 60-day period, no direction inconsistent with a request has been given to the Trustee by the holders of a majority of the aggregate principal amount of the 2047 Notes.

Subject to the Indenture, applicable law and the Trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Legal Defeasance and Covenant Defeasance. We may at any time elect to have all of our obligations discharged with respect to the outstanding notes (“legal defeasance”) except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below, and except for certain other obligations of the Company and certain other rights of the Trustee under the Indenture.

In addition, we may at any time elect to have our obligations released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities (“covenant defeasance”). In the event covenant defeasance occurs, certain events will no longer constitute an event of default with respect to the debt securities.

In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the Trustee for the benefit of the holders of the 2047 Notes funds in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be. In addition, we must deliver to the Trustee certain opinions of counsel and officer’s certificate in connection with such defeasance, and we may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries are bound.

Modifications and Amendments. We may amend or supplement the Indenture or the 2017 Notes with the consent of the Trustee and holders of at least a majority in aggregate principal amount of the outstanding 2047 Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2047 Notes). In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding 2047 Notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) our compliance with any provision of the Indenture or notes. However, without the consent of the holders of each outstanding 2047 Note affected, no amendment, supplement or waiver may:

•
reduce the percentage of principal amount of outstanding 2047 Notes whose holders must consent to an amendment, supplemental indenture or waiver;
•
reduce the rate of interest on any 2047 Note;
•
reduce the principal amount of or the premium, if any, on any note or change the stated maturity of any 2047 Note;
•
change the place, manner, timing or currency of payment of principal of, or premium, if any, or interest on, any 2047 Note;
•
make any change in the ranking provisions of the Indenture that adversely affects the rights of any holders of the 2047 Notes;
•
waive a default or event of default in the payment of the principal of or premium, if any, or interest on the 2047 Notes (except a rescission of acceleration of the 2047 Notes by the holders of at least a majority in principal amount of the outstanding 2047 Notes and a waiver of the payment default that resulted from such acceleration);
•
make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of 2047 Notes to receive payments of principal of or premium, if any, or interest on the 2047 Notes;
•
waive a redemption payment with respect to any 2047 Note or changes any of the provisions with respect to the redemption of any 2047 Note;
•
make any change in any amendment and waiver provision; or
•
make any change to the timing of payment of principal or interest on any 2047 Notes.

We may, with the Trustee’s consent, amend or supplement the Indenture or the 2047 Notes without notice to or the consent of any holder of the 2047 Notes to:

•
cure any ambiguity, defect, mistake or inconsistency;
•
comply with the terms set forth under “—Merger, Consolidation and Sale of Assets,” above;
•
provide for uncertificated 2047 Notes in addition to or in place of certificated 2047 Notes;
•
evidence the assumption of our obligations under the Indenture and the 2047 Notes, by a successor thereto in the case of a consolidation or merger or a sale of all or substantially all of our properties or assets;
•
comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the registrar, relating to transfers and exchanges of the 2047 Notes pursuant to the Indenture;
•
make any change that would provide any additional rights or benefits to the holders of the 2047 Notes, that would surrender any right, power or option conferred on us by the Indenture or that does not adversely affect in any material respect the legal rights of any holder of the 2047 Notes;
•
comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•
secure or provide guarantees of our obligations under the 2047 Notes and the Indenture; or
•
evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the 2047 Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee.

We and the Trustee may also enter into a supplemental indenture without the consent of holders of the 2047 Notes in order to conform the Indenture or the 2047 Notes to the “Description of Notes” contained in the prospectus supplement for the 2047 Notes.

Trustee. The Trustee for the 2047 Notes is U.S. Bank National Association. We have appointed the Trustee as the paying agent, and registrar with regard to the 2047 Notes. The Indenture permits the Trustee to deal with us and any of our affiliates with the same rights the Trustee would have if it were not Trustee. However, under the Trust Indenture Act, if the Trustee acquires any conflicting interest and there exists a default with respect to the 2047 Notes, the Trustee must eliminate the conflict or resign. The Trustee and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The holders of a majority in aggregate principal amount of the 2047 Notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain exceptions. If an event of default occurs and is continuing, the Trustee must exercise its rights and powers under the Indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Indenture does not obligate the Trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the Trustee security or indemnity that is reasonably satisfactory to the Trustee against the costs, expenses and liabilities that the Trustee may incur to comply with the request or demand.

Anti-Takeover Provisions

Interested Stockholder Transactions. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•
before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition involving the interested stockholder of assets with a value of 10% or more of either the total assets or all outstanding stock of the corporation;
•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

In addition, some provisions of our Certificate of Incorporation and By-laws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Restrictions on Ownership. The Bank Holding Company Act requires any “bank holding company” (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve Board prior to acquiring more than five percent (5%) of our outstanding common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire ten percent (10%) or more of our outstanding common stock under the Change in Bank Control Act. Any holder of twenty-five percent (25%) or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company, under the Bank Holding Company Act.

Cumulative Voting. Our stockholders do not have the right to cumulative voting in the election of directors.

Director Removal. Our By-laws provide that directors may be removed by our stockholders only for cause.

Special Meetings of Stockholders. Our Certificate of Incorporation and By-laws provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board, the vice chairman of the board or the president.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations. Our By-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. For a director nomination to be timely, a stockholder must provide written notice to our Corporate Secretary at least 90 days, but not more than 120 days, prior to the anniversary of our preceding year’s annual meeting, along with the specific information required by our By-Laws, including, but not limited to, the name and address of the nominee; the number of shares of our common stock beneficially owned by the stockholder (including associated persons) nominating such nominee; and a consent by the nominee to serve as a director, if elected, that would be required for a nominee under Securities and Exchange Commission rules. Other stockholder proposals must be received by our Corporate Secretary in writing not less than 90 days or more than 120 days prior to the anniversary date of the immediately preceding annual meeting, and must also be in proper written form and meet the detailed disclosure requirements set forth in our By-Laws.

Limitation of Liability and Indemnification

Subject to restrictions contained in the DGCL, a corporation may indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A present or former director or officer who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified, and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such a determination shall be made (1) by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or (4) by the stockholders. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

The Company’s Certificate of Incorporation, as amended, provides generally that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 6.4 of the Company’s By-Laws provides for indemnification by the Company of each person who is or was a director, officer or employee of the Company (or is or was serving as a director, officer or employee of any other enterprise at the request of the Company) to the full extent authorized by law. Certain of the directors also have indemnification agreements with the Company which provide for indemnification to the full extent permitted by the DGCL or by any amendment thereof or any other statutory provisions authorizing or permitting indemnification.

In addition, the DGCL authorizes the Company to purchase insurance for its directors and officers insuring them against certain risks as to which the Company may be unable lawfully to indemnify them. The Company has purchased insurance coverage for its directors and officers as well as insurance coverage to reimburse itself for potential costs of corporate indemnification of its directors and officers.